UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2005

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 20, 2005 First Place Financial Corp. (Registrant) issued a press release announcing the Registrant’s earnings for the three months and six months ended December 31, 2004, announcing a $3.4 million after-tax charge for other-than-temporary impairment of securities and announcing a quarterly dividend. This press release includes certain non-GAAP financial measures. It also includes an explanation of the purpose and value of those measures along with a reconciliation from GAAP measures to non-GAAP measures. This press release is contained in Exhibit 99.1 which is attached hereto and incorporated herein by reference.

Item 2.06	Material Impairments

On January 18, 2005 the Board of Directors of the Registrant directed senior management to investigate whether or not the Registrant should record impairment of specific Fannie Mae and Freddie Mac preferred stock held in the Registrant’s securities portfolio and take appropriate action based on that investigation and subject to the approval of the Chairman of the Board and the Chairman of the Audit Committee. On January 19, 2004 senior management of the Registrant determined that it was appropriate to record an after-tax charge of $3.4 million for other-than-temporary impairment of these securities and, with the approval of the Chairman of the Board and the Chairman of the Audit Committee, recorded that charge in the books of the Registrant as of December 31, 2004.

On January 20, 2005 First Place Financial Corp. issued a press release announcing the Registrant’s earnings for the three months and six months ended December 31, 2004, announcing a $3.4 million after-tax charge for other-than-temporary impairment of securities and announcing a quarterly dividend. This press release is contained in Exhibit 99.1 which is attached hereto and incorporated herein by reference.

The decision to record this impairment charge was based on the likelihood that changes in interest rates would result in recovery of impairment in a reasonable period of time, our confidence in predicting future interest rates, our assessment of news stories concerning these agencies, credit ratings of the securities, the length of time these securities have been impaired and the political climate in which these agencies operate. Based on all of these uncertainties, the Registrant chose to take a conservative position in projecting the timing of recovery of impairment which resulted in recording other-than-temporary impairment under generally accepted accounting principles. These securities have historically been recorded in the Registrant’s available for sale portfolio. As a result, they have been valued at market value through charges to other comprehensive income and recording this other-than-temporary impairment will not have any effect on total capital. In addition, it will not result in any cash expenditure currently or in the future. These securities had a cost basis of $20.8 million and were written down to the current market value of $15.6 million resulting in a $5.2 million pretax write-down.

Item 7.01	Regulation FD Disclosure

On January 20, 2005 the Registrant issued a press release announcing the Registrant’s earnings for the three months and six months ended December 31, 2004, announcing a $3.4 million after-tax charge for other-than-temporary impairment of securities and announcing a quarterly dividend. This press release includes certain non-GAAP financial measures. It also includes an explanation of the purpose and value of those measures along with a reconciliation from GAAP measures to non-GAAP measures. This press release is contained in Exhibit 99.1 which is attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

c) Exhibits.

Exhibit No.	Description

99.1	Press release of the Registrant dated January 20, 2005 announcing the Registrant’s earnings for the three months and six months ended December 31, 2004, announcing a $3.4 million after-tax charge for other-than-temporary impairment of securities and announcing a quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: January 20, 2005	By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Registrant dated January 20, 2005 announcing the Registrant’s earnings for the three months and six months ended December 31, 2004, announcing a $3.4 million after-tax charge for other-than-temporary impairment of securities and announcing a quarterly dividend.